Exhibit 10.35

FIRST AMENDMENT TO OPEN-END MORTGAGE DEED TO SECURE PRESENT

AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34

OF THE RHODE ISLAND GENERAL LAWS,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND

FIXTURE FILING

by

ASTRONOVA, INC.,

a Rhode Island corporation,

as Mortgagor

and

BANK OF AMERICA, N.A.,

a national banking association,

as Mortgagee

This document serves as a Fixture Filing under the Rhode Island Uniform Commercial Code.

Mortgagor’s Organizational Identification Number is 000001534.

Property Commonly Known As: 600 East Greenwich Avenue

(a/k/a Assessor’s Plat 30, Lots 46, 40, 48, 24, 64 and 37)

City/County: West Warwick, Kent County

State: Rhode Island

FIRST AMENDMENT TO OPEN-END MORTGAGE DEED TO SECURE PRESENT AND

FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34 OF THE RHODE ISLAND

GENERAL LAWS, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING

This FIRST AMENDMENT TO OPEN-END MORTGAGE DEED TO SECURE PRESENT AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34 OF THE RHODE ISLAND GENERAL LAWS, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Agreement”) is made as of the 24th day of March, 2021 (the “Effective Date”), by ASTRONOVA, INC., a Rhode Island corporation (herein referred to as “Mortgagor”), whose address is 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, to BANK OF AMERICA, N.A., a national banking association (“Mortgagee”), whose address is 100 Westminster Street, RI-536-10-01, Providence, RI 02903.

Recitals

WHEREAS, Mortgagor delivered that certain Open-End Mortgage Deed To Secure Present And Future Loans Under Chapter 25 Of Title 34 Of The Rhode Island General Laws, Assignment Of Leases And Rents, Security Agreement And Fixture Filing, with an Effective Date of July 30, 2020, to Mortgagee, and recorded in the Land Evidence Records in the Town of West Warwick, Rhode Island in Book 2485, Page 3313 (the “Mortgage”), to secure, singly and collectively: (i) that certain Term Note of even date therewith made by Mortgagor payable to the order of Mortgagee in the principal face amount of Sixteen Million Seven Hundred Thirty-Two Thousand and No/100 Dollars ($16,732,000.00); and, (ii) that certain Revolving Note of even date therewith made by Mortgagor, payable to the order of Mortgagee in the principal face amount of Ten Million and No/100 Dollars ($10,000,000.00), as the same may from time to time be extended, renewed, amended, restated, replaced, supplemented or otherwise modified.

WHEREAS, Mortgagor and Mortgagee have agreed to certain amendments to the Loan, as that term is defined by the Mortgage (collectively, the “Amendment”) and as a condition precedent to amending the Loan, Mortgagee has required that Mortgagor execute and deliver this First Amendment to Open-End Mortgage Deed to Secure Present and Future Loans Under Chapter 25 of Title 34 of The Rhode Island General Laws, Assignment of Leases and Rents, Security Agreement and Fixture Filing

WHEREAS, all things necessary to make this Agreement the valid and legally binding obligation of Mortgagor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

WHEREAS, capitalized terms used in this Agreement without definition shall have the respective meanings attributed thereto in the Loan Agreement.

Grants and Agreements

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Mortgagor, and in order to induce Mortgagee to amend the Loan to Mortgagor and enter into the Amendment, Mortgagor agrees as follows:

1. Amendments to Mortgage. The Mortgage is hereby amended as follows:

A. Article I is hereby amended by deleting the following definitions in their entirety and replacing them with the following:

“Loan Agreement” means the Amended and Restated Credit Agreement dated as of July 30, 2020 between Mortgagor and Mortgagee as amended by that certain First Amendment to the Credit Agreement dated as of March ____, 2021 between Mortgagor, Mortgagee, ANI APS, a Danish private liability company; and, Trojan Label APS, a Danish private liability company, which amends certain of the terms and conditions regarding the Loan, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Note” means, singly and collectively, (i) that certain Term Note dated as of July 30, 2020 made by Mortgagor payable to the order of Mortgagee in the principal face amount of Sixteen Million Two Hundred Thirty-Two Thousand and No/100 Dollars ($16,232,000.00)(the “Original Term Note”), the principal balance of which as of the Effective Date is Ten Million and No/100 Dollars ($10,000,000.00) and (ii) that certain Revolving Note dated as of July 30, 2020 made by Mortgagor payable to the order of Mortgagee in the principal face amount of Ten Million and No/100 Dollars ($10,000,000.00)(the “Original Revolving Note”), as amended and restated in its entirety by that certain Amended and Restated Revolving Note dated as of March _____, 2021 made by Mortgagor payable to the order of Mortgagee in the principal face amount of Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00), as the same may from time to time be extended, renewed, amended, restated, replaced, supplemented or otherwise modified.

B. Section 8.16(c) of the Mortgage shall be deleted in its entirety and replaced with the following:

Future Advances; Rhode Island Open-End Mortgage. This Mortgage permits and secures any and all current and future advances to Mortgagor evidenced by (or pursuant to) any one or more of the following: the Note, the Loan Agreement, and the other Loan Documents, such other note or notes as may be signed by Mortgagor payable to Lender and such other agreement(s) as may be entered into by Mortgagor with Lender, and signed by Borrower. The unpaid principal balance of indebtedness outstanding under this Mortgage shall at no time exceed Thirty-Two Million Five Hundred Thousand and 00/100 Dollars ($32,500,000.00). Borrower will accept notices pursuant to R.I.G.L. §34-25-10(B) and §34-25-11 at the address and in the manner specified in Section 8.8 of this Mortgage.

C. The Mortgage is further amended so that the term “Mortgage” shall collectively refer to the Mortgage and this Agreement, “Loan Agreement” shall refer collectively to the Loan Agreement as defined by this Agreement, and the term “Note” shall refer to the Note as defined by this Agreement.

2. Ratification. With the amendments thereto made hereby, the Mortgage and all of the terms, covenants and conditions and other provisions thereof are hereby ratified, reconfirmed and readopted. All references to the Mortgage in the other Loan Documents shall be deemed to refer to the Mortgage as amended hereby. To the extent the terms of this Agreement are inconsistent with the other Loan Documents, the terms hereunder shall control.

3. No Novation. Mortgagor further agrees that this Agreement and the other documents executed in connection with the Amendment are not intended to be, nor shall they be construed to create, a novation or accord and satisfaction of any of the Original Term Note (as defined in this Agreement), the Original Revolving Note (as defined in this Agreement), or the indebtedness evidenced thereby.

4. General Provisions.

4.1 Changes: This Agreement may not be changed orally but only by a writing signed by the parties hereto and dated subsequent to the date hereof.

4.2 Governing Law: This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the provisions of Section 8.11 of the Mortgage without reference to its principles of conflicts of law.

4.3 Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators, executors, personal representatives, heirs, successors and assigns.

4.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof and all prior negotiations and representations relating thereto are merged herein. The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all parties, each being represented or having the opportunity to be represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship. This Agreement is not intended to modify and does not modify the rights, remedies and obligations of the parties pursuant to any loan or security agreement, guaranty or debt instrument, except to the extent expressly set forth herein. This Agreement shall inure to the benefit of, and be binding upon, the representatives, successors and assigns of the parties hereto, respectively. The parties each acknowledge that they have read and understand this Agreement, that they have had the ability to consult with an attorney of their own choosing, and that they execute this Agreement voluntarily.

[Remainder of Page Intentionally Blank; Signatures Follow]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date first written above.

MORTGAGOR:

ASTRONOVA, INC., a Rhode Island corporation

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	VP, CFO

STATE OF NEW YORK

COUNTY OF   Westchester

In Harrison, NY, on this 23rd day of March, 2021, before me personally appeared David S. Smith, the V.P., CFO of AstroNova, Inc., a Rhode Island corporation, to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation, and acknowledged said instrument and the execution thereof to be his/her free act and deed in said capacity and the free act and deed of said corporation.

/s/ Philip M. Smith
Notary Public
Print Name Philip M. Smith
My Commission Expires

[SEAL]

MORTGAGEE:

BANK OF AMERICA, N.A.

By:	/s/ Nicholas Storti
Name:	Nicholas Storti
Title:	Senior Vice President

STATE OF RHODE ISLAND

COUNTY OF   Providence

In Johnston, on this 24 day of March, 2021, before me personally appeared Nicholas Storti, the Senior Vice President of Bank of America, N.A., to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation, and acknowledged said instrument and the execution thereof to be his/her free act and deed in said capacity and the free act and deed of said corporation.

/s/ Sandugash Yedgeyeva
Notary Public
Print Name Sandugash Yedgeyeva
My Commission Expires 06/17/2023

[SEAL]